Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Annual Report on Form 10-K/A of ZZLL Information Technology, Inc, (F/K/A Green Standard Technologies, Inc.) (the "Company") for the fiscal year ending December 31, 2015, I, Sean Webster, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such amended Annual Report on Form 10-K/A for the fiscal year ending December 31, 2015, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such amended Annual Report on Form 10-K/A for the fiscal year ending December 31, 2015, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 15, 2017

ZZLL INFORMATION TECHNOLOGY, INC ( F/K/A Green Standard Technologies, Inc.)

By: /s/ Sean Webster

       Sean Webster